Exhibit 99.1

SideChannel Announces Preliminary Fiscal Year 2025 Results

Financial results conference call on Wednesday, December 3 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / December 3, 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced its preliminary, unaudited financial results for the fiscal year ended September 30, 2025.

Preliminary Fiscal Year 2025 Highlights

●	Revenue of $7.4 million; $49 thousand or 70 bps lower than Fiscal Year (“FY”) 2024 revenue.
●	Gross margin of 47.7% equal to FY 2024 gross margin.
●	Operating expenses of $4.4 million decreased $50 thousand, or 1.1%, compared to FY 2024 operating expenses.
●	Net loss of $892 thousand or $0.00 per share versus a net loss of $904 thousand or $0.00 per share in FY 2024.
●	Revenue retention of 63.6%; 560 bps lower than 69.2% for FY 2024.
●	Cash, cash equivalents, and short-term investments decreased by $130 thousand from September 30, 2024, to an ending balance of $1.2 million at September 30, 2025.

Management Comments

Commenting on the results for the fiscal year ended September 30, 2025, Brian Haugli, President and Chief Executive Officer of SideChannel, said, “We made focused investments in selling and marketing this year and saw encouraging progress toward achieving multiple quarters of Enclave revenue growth. Fiscal year 2025 was a year of disciplined execution across both our services organization and our Enclave business. We continued our emphasis on increasing Enclave adoption by expanding awareness of how Enclave’s novel approach to microsegmentation and network security provides a significantly cost-effective alternative for mid-market and enterprise clients.”

Haugli continued, “With our expanding service portfolio, we are well-positioned to meet the needs of organizations seeking options beyond our core vCISO offering. As the economic uncertainty stabilizes and tailwinds emerge for cybersecurity risk management, such as the Pentagon’s rollout of CMMC standards, we are positioned for renewed growth in our services business line.

Our partner-led sales motion advanced during the year as more partners introduced Enclave to their clients, supporting our view that the platform’s capabilities address a broad set of zero-trust and microsegmentation needs. Enclave’s product roadmap, combined with the reach of our partner network and our established services foundation, supports our confidence in the opportunities ahead.”

CALL INFORMATION

Date:	Wednesday December 3, 2025, at 4:30 P.M. Eastern Standard Time.

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 878142

A webcast of the call will also be available: https://www.webcaster4.com/Webcast/Page/2071/51584

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s annual report for the year ended September 30, 2025, will be timely filed on Form 10-K with the Securities and Exchange Commission upon completion of the audit.

Financial tables follow.

SIDECHANNEL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Twelve Months Ended
	September 30,
	2025	2024
	(Unaudited)
Revenues	$7,351	$7,400
Cost of revenues	3,847	3,868
Gross profit	3,504	3,532

Operating expenses
General and administrative	2,894	3,155
Selling and marketing	966	771
Research and development	562	546
Total operating expenses	4,422	4,472
Operating loss	(918)	(940)

Other income, net	40	41
Net loss before income tax expense	(878)	(899)

Income tax expense	14	5
Net loss after income tax expense	$(892)	$(904)
Net loss per common share – basic and diluted	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	229,097,973	222,078,462

SIDECHANNEL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2025	September 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,065	$1,045
Short-term investments	100	250
Accounts receivable, net	553	732
Deferred costs	-	150
Prepaid expenses and other current assets	374	385
Total current assets	2,092	2,562

Fixed assets	17	33
Goodwill	1,356	1,356
Total assets	$3,465	$3,951

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$515	$729
Deferred revenue	801	515
Income taxes payable	6	3
Total current liabilities	1,322	1,247

Total liabilities	1,322	1,247

Commitments and contingencies

Common stock, $0.001 par value, 681,000,000 shares authorized; 231,229,054 and 225,975,331 shares issued and outstanding as of September 30, 2025, and September 30, 2024, respectively	231	226
Additional paid-in capital	22,647	22,321
Accumulated deficit	(20,735)	(19,843)
Total stockholders’ equity	2,143	2,704
Total liabilities and stockholders’ equity	$3,465	$3,951

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.